Exhibit 10.9.1

LICENSE AGREEMENT

between

BIOSTRATUM, INCORPORATED

and

NEPHROGENEX, INC.

This License Agreement (this “Agreement”), by and between BioStratum, Incorporated, a Delaware corporation (“BioStratum”), and NephroGenex, Inc., a Delaware corporation (the “Licensee”), is effective as of the 8th day of May 2006 (the “Effective Date”).

RECITALS

WHEREAS, BioStratum owns and has licensed proprietary technology, information and know-how relating to the manufacture and use of Pyridorin and AGE-Inhibitors (each as defined below); and

WHEREAS, Licensee desires to acquire, and BioStratum desires to grant to Licensee, an exclusive license to exploit Pyridorin and AGE-Inhibitors in the Territory (as defined below) upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, it is agreed by the parties as follows:

1.  DEFINITIONS

1.1           Affiliate shall mean, when used with reference to Licensee, any entity directly or indirectly controlling, controlled by or under common control with Licensee. For purposes of this Agreement, “control” means the direct or indirect ownership of over fifty percent (50%) of the outstanding voting securities of an entity, or the right to receive over fifty percent (50%) of the profits or earnings of an entity, or the right to control the policy decisions of an entity.

1.2           AGE-Inhibitors shall mean the chemical compounds that inhibit the formation of advanced glycation end-products.

1.3           AGE-Inhibitor Know-How shall mean all published and unpublished technical information, research and development information, know-how, trade secrets, proprietary information, procedures, methods, designs, reports, unpatented processes and the like relating to AGE-Inhibitors and Controlled by BioStratum as of the Effective Date, which are necessary for, or are material to, the manufacture, use, or sale of AGE-Inhibitor Products.

1.4           AGE-Inhibitor Patent Rights shall mean all patent applications and issued patents in the Territory listed in Exhibit A, which is attached hereto and made a part hereof, the inventions described and claimed therein, any divisions, continuations, continuations in part to the extent the claims are directed to subject matter specifically described in such patents and patent applications, patents issuing thereon or reissues, reexaminations or extensions thereof; and any and all foreign patents and patent applications corresponding thereto.

1.5           AGE-Inhibitor Product(s) shall mean any product or part thereof: (a) the manufacture, use, sale or importation of which would, but for the license granted in Section 2.1 hereof (or assignment of the AGE-Inhibitor Patent Rights pursuant to Section 4.1), infringe on an issued, unexpired claim or a pending claim contained in the AGE-Inhibitor Patent Rights in the country in which any such product or part thereof is made, used or sold, or (b) made in accordance with or by means of a process that would, but for the license

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granted in Section 2.1 hereof (or assignment of the AGE-Inhibitor Patent Rights pursuant to Section 4.1), infringe on an issued, unexpired claim or a pending claim in the AGE-lnhibitor Patent Rights.

1.6           AGE-Inhibitor Territory shall mean worldwide, excluding Japan, China, Korea and Taiwan, provided, however, that upon the termination or expiration of the Kowa Option without exercise thereof by Kowa, on a compound by compound basis, the AGE-Inhibitor Territory shall mean world-wide.

1.7           Control means, with respect to any intellectual property right, possession of the right, whether directly or indirectly, and whether by ownership, license or otherwise, to assign, or grant a license, sublicense or other right to or under, such intellectual property right as provided for herein without violating the terms of the KUMCRI Agreement, USC Agreement, Kowa Agreement, or, with respect to any intellectual property rights obtained from a third party in the future, the relevant agreement or arrangement with such third party.

1.8           Divestiture shall mean: (i) any transaction or series of related transactions closing prior to an assignment of the Assigned Assets (as defined in Section 4.1) pursuant to Section 4.1 in which Licensee assigns or transfers this Agreement to a third party or (ii) any transaction or series of related transactions closing after an assignment of the Assigned Assets pursuant to Section 4.1 in which Licensee assigns all or a portion of the Assigned Assets related to the development and commercialization of Pyridorin Products, AGE-Inhibitor Products, or both of the foregoing to a third party, provided that a Divestiture shall not include any of the following: a merger to which Licensee is a party, a sale of all or substantially all assets of Licensee, a consolidation or reorganization of Licensee, the purchase of a controlling interest in the stock or other equity interests in Licensee or any material change in the management of Licensee (including, without limitation, any material change in the composition of the membership of Licensee’s board of directors).

1.9           Field shall mean the diagnosis, testing and treatment of diseases.

1.10         Kowa shall mean Kowa Company, Ltd., a corporation organized under the laws of Japan.

1.11         Kowa Agreement shall mean the License Agreement between BioStratum and Kowa dated January 18, 2001.

1.12         Kowa Option shall mean Kowa's option under the Kowa Agreement to exclusively license, on a compound by compound basis, the AGE-Inhibitor Patent Rights and AGE-Inhibitor Know-How in Japan, China, Korea and Taiwan.

1.13         Licensed Patent Rights means Pyridorin Patent Rights and AGE-Inhibitor Patents.

1.14         Licensed Products means Pyridorin Products and AGE-Inhibitor Products.

1.15         Licensee Data means any and all pharmacological, toxicological, pharmacokinetic, non-clinical, pre-clinical, and clinical data, any other data of any kind, and any other information, reports, analyses, or summaries regarding any pre-clinical, clinical, or other research or development of any kind, resulting from or related to, in each case, Licensee’s or Sublicensees’ (as defined below) exercise of the rights granted (or assigned) under this Agreement or research, development, or commercialization of Licensed Products, including but not limited to all of the foregoing to the extent contained in, filed with respect to, or otherwise used in support of any regulatory applications, registrations, licenses, authorizations, and/or approvals, all available correspondence submitted to or received from regulatory authorities (including minutes and

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official contact reports relating to any communications with any regulatory authority), all available supporting documents, and all available data contained in any of the foregoing, including all available regulatory drug lists, relating to Pyridorin and AGE-Inhibitors, that are Controlled by Licensee or its Sublicensees or generated in connection with the exercise of Licensees’ or Sublicensees’ exercise of rights granted and/or assigned hereunder.

1.16           Pyridorin shall mean the chemical compound known as pyridoxamine.

1.17           Pyridorin Know-How shall mean all published and unpublished technical information, research and development information, know-how, trade secrets, proprietary information, procedures, methods, designs, reports, unpatented processes and the like relating to pyridoxamine and Controlled by BioStratum as of the Effective Date, which are necessary for, or are material to, the manufacture, use, or sale of Pyridorin Products.

1.18           Pyridorin Patent Rights shall mean all patent applications and issued patents in the Territory listed in Exhibit A, which is attached hereto and made a part hereof, the inventions described and claimed therein, any divisions, continuations, continuations in part to the extent the claims are directed to subject matter specifically described in such patents and patent applications, patents issuing thereon or reissues, reexaminations or extensions thereof; and any and all foreign patents and patent applications corresponding thereto.

1.19           Pyridorin Product(s) shall mean any product or part thereof: (a) the manufacture, use, sale or importation of which would, but for the license granted in Section 2.1 hereof (or assignment of the Pyridorin Patent Rights pursuant to Section 4.1), infringe on an issued, unexpired claim or a pending claim contained in the Pyridorin Patent Rights in the country in which any such product or part thereof is made, used or sold, or (b) made in accordance with or by means of a process that would, but for the license granted in Section 2.1 hereof (or assignment of the Pyridorin Patent Rights pursuant to Section 4.1), infringe on an issued, unexpired claim or a pending claim in the Pyridorin Patent Rights.

1.20           Pyridorin Territory shall mean worldwide, excluding Japan, China, Korea and Taiwan.

1.21           Qualified Series A Financing shall mean Licensee's sale of equity securities in one transaction or a series of related transactions to venture capital or institutional investors in which at least $3,000,000.00 in cash proceeds is received by Licensee, excluding for such purpose the conversion of the outstanding convertible promissory notes in the aggregate original principal amount of $ 1,000,000 under that certain Note Purchase Agreement by and between the Licensee and certain lenders dated October 29, 2004.

1.22           Qualified Series B Financing shall mean Licensee's sale of equity securities in a financing subsequent to the Qualified Series A Financing in one transaction or a series of related transactions to venture capital or institutional investors in which at least $10,000,000.00 in cash proceeds is received by Licensee.

1.23           Sublicense shall mean any license or sublicense granted by Licensee to any third party under any rights granted (or, following the assignment of the Assigned Assets pursuant to Section 4.1, assigned) to Licensee under this Agreement.

1.24           Sublicensee shall mean any third party to whom Licensee has sublicensed (or, following the assignment of the Assigned Assets pursuant to Section 4.1, licensed) the rights granted (or, following the assignment of the Assigned Assets pursuant to Section 4.1, assigned) to Licensee under this Agreement.

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1.25           Territory shall mean the AGE-Inhibitor Territory and Pyridorin Territory.

1.26           KUMCRI Agreement shall mean the Amended and Restated License Agreement between BioStratum and the University of Kansas Medical Center Research Institute, Inc. (“KUMCRI”), dated November 19, 1998, as amended (including any amendments made following the Effective Date pursuant to Section 4.6).

1.27           USC Agreement shall mean the License Agreement between BioStratum and the University of South Carolina Research Foundation (“USC”) dated August 27, 2004.

2.  GRANT

2.1           Pyridorin License.   BioStratum hereby grants to Licensee, and Licensee hereby accepts from BioStratum, upon the terms and conditions herein specified, an exclusive license in the Pyridorin Territory under Pyridorin Patent Rights and Pyridorin Know-How for the purpose of developing, making, having made, using, offering to sell, selling and importing Pyridorin Product(s) in the Field and for granting sublicenses, consistent with Section 2.3 of this Agreement. The foregoing license shall be subject to the terms of the USC Agreement, the KUMCRI Agreement and the Kowa Agreement. Unless otherwise terminated as herein provided, the license granted in this Section 2.1 shall continue until the last to expire of the Pyridorin Patent Rights in any country in the Pyridorin Territory in which a patent within the Pyridorin Patent Rights may have issued (the “Pyridorin Revenue Share Term”).

2.2           AGE-Inhibitor License.   BioStratum hereby grants to Licensee, and Licensee hereby accepts from BioStratum, upon the terms and conditions herein specified, an exclusive license in the AGE-Inhibitor Territory under AGE-Inhibitor Patent Rights and AGE-Inhibitor Know-How for the purpose of developing, making, having made, using, offering to sell, selling and importing AGE-Inhibitor Product(s) in the Field and for granting sublicenses, consistent with Section 2.3 of this Agreement. The foregoing license shall be subject to the terms of the USC Agreement, KUMCRI Agreement and the Kowa Agreement. Unless otherwise terminated as herein provided, the license granted in this Section 2.2 shall continue until the last to expire of the AGE-Inhibitor Patent Rights in any country in the AGE-Inhibitor Territory in which a patent within the AGE-Inhibitor Patent Rights may have issued (the “AGE-Inhibitor Revenue Share Term”, and together with the Pyridorin Revenue Share Term, the “Revenue Share Term”).

2.3           Sublicensing by Licensee.

(a)           Licensee may grant Sublicenses. Licensee agrees to give BioStratum reasonable advance written notice of Licensee’s intent to grant any Sublicense, including the proposed terms thereof. No Sublicenses shall contain any terms and conditions that detract from the rights of BioStratum under this Agreement, including the right to receive payment of fees as set forth in this Agreement. Licensee’s obligation to meet the diligence requirements of Sections 3.1, 3.2, 3.3, 3.4 and 3.5 shall not be waived by the grant of any Sublicense. Licensee agrees to acknowledge this Agreement in each Sublicense. Copies of all Sublicense agreements shall be provided to BioStratum within thirty (30) days of execution.

(b)           In the event this Agreement is terminated for any reason prior to the assignment of the Assigned Assets as described in Section 4.1 hereof (“Pre-Assignment Termination”), BioStratum shall provide written notice to all Sublicensees of which it has been made aware by Licensee pursuant to Section 2.3(a) above of any termination of this Agreement, at the last known address for such Sublicensee. In the event of a Pre-Assignment Termination, all Sublicenses which Licensee may have granted shall be terminated on the 90th day

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following BioStratum’s mailing to any Sublicensee notice of such termination, provided however, that any Sublicensee holding an exclusive license from Licensee and not in material breach thereof may elect to have such Sublicense survive such termination and be automatically assigned to, and enforceable by, BioStratum upon such termination, subject to the payment of any future amounts due thereunder to BioStratum, in order to permit such Sublicensee’s continued quiet enjoyment of its rights thereunder in accordance with the terms thereof; provided, however, that such assignment shall not in any event subject BioStratum to any obligations or liabilities in excess of those imposed by this Agreement.

2.4           Subsidiaries and Distributors.   The rights granted (or assigned) hereunder shall enable Licensee to make, use, sell or otherwise distribute Licensed Product through any of its subsidiaries and to sell Licensed Products through any of its normal channels including its subsidiaries, distributors and agents.

2.5           BioStratum Option.   Simultaneously with the execution of, and as a condition to the effectiveness of, this Agreement, Licensee and BioStratum shall enter into the form of Option Agreement attached hereto as Exhibit B relating to the grant by Licensee to BioStratum of an option to license certain Licensee technology in Japan, China, Korea, and Taiwan.

2.6           Licensee Data.   To the extent reasonably necessary to enable BioStratum to fulfill its obligations under Section 2.6 of the Kowa Agreement, Licensee shall, as reasonably requested by BioStratum, provide BioStratum with copies of all Licensee Data. BioStratum shall have the right to use the Licensee Data only for the purpose of fulfilling its obligations under Section 2.6 of the Kowa Agreement.

2.7           Kowa Improvements and Know-How.   To the extent that BioStratum receives from Kowa published or unpublished technical information, research and development information, know-how, trade secrets, proprietary information, procedures, methods, designs, reports, unpatented and patented processes or the like relating to AGE-Inhibitors or pyridoxamine, or any improvements to AGE-Inhibitors, AGE-Inhibitor Know-How, AGE-Inhibitor Patent Rights, AGE-Inhibitor Products, Pyridorin, Pyridorin Know-How, Pyridorin Patent Rights or Pyridorin Products, (i) BioStratum shall, to the extent BioStratum has the right to provide such information and materials to Licensee, provide such information and materials to Licensee and (ii) to the extent BioStratum has the right to include such materials and information in the licenses granted in Sections 2.1 and 2.2 of this Agreement, such materials and information shall be deemed included in the licenses granted in Sections 2.1 and 2.2 of this Agreement. Notwithstanding the foregoing, BioStratum shall not have any obligation to obtain access or rights to any of the foregoing from Kowa.

2.8           Bulk Pyridoxamine.   Within thirty (30) days following the Effective Date, BioStratum shall transfer to Licensee title to all bulk Pyridoxamine in BioStratum’s possession or control as of the Effective Date, provided that from and after such transfer, Licensee shall be responsible for all storage, insurance, and other fees associated with such bulk Pyridoxamine. Such bulk Pyridoxamine shall be provided on an “as is” basis. BioStratum provides no warranties to Licensee whatsoever as to the condition or suitability for use of such bulk Pyridoxamine, and Licensee is solely responsible for retesting such material and assessing its suitability for use. In the event this Agreement is terminated prior to assignment of the Assigned Assets as contemplated by Section 4.1, Licensee shall, within thirty (30) days of such termination, transfer to BioStratum title to any bulk Pyridoxamine in Licensee’s possession or control as of the date of such termination.

3.  DILIGENCE

3.1           Licensee shall use its commercially reasonable efforts consistent with other opportunities of similar scope to establish the commercial feasibility of bringing Pyridorin Products and AGE-Inhibitor Products (to

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the extent Licensee receives rights under the AGE-Inhibitor Patent Rights hereunder) into commercial sale and use, and upon establishing such feasibility, to bring such products into commercial sale and use as quickly as is reasonably possible. This Agreement and the licenses granted herein shall be subject to, and Licensee shall comply with, all applicable terms, requirements, and obligations of the KUMCRI Agreement and USC Agreement, including but not limited to the diligence requirements included therein.

3.2         As evidence of its reasonable efforts to effect the introduction of Pyridorin Products and AGE-Inhibitor Products, Licensee agrees to maintain an active commercialization effort defined as meeting any one of the following criteria:

(1)	Funding research or product development programs that directly contribute to the commercialization of the Pyridorin Products and AGE-Inhibitor Products at the Licensee or through sponsored research/development agreements with research institutions or contract research organizations directed to the development and commercialization of a product that incorporates Pyridorin or an AGE-Inhibitor;

(2)	Assigning or sublicensing (each in accordance with the terms of this Agreement) the product rights licensed or assigned hereunder to another company directed to the development and commercialization of a product that incorporates Pyridorin or an AGE- Inhibitor.

3.3         Subject to the cure period discussed below, BioStratum shall have the right to terminate this Agreement effective upon written notice if Licensee does not close a Qualified Series A Financing on or before June 30, 2006. Notwithstanding the foregoing, if BioStratum enters into a strategic partnership pursuant to which BioStratum receives nonrefundable proceeds of at least $2,000,000 by June 30, 2006, then the period of time for Licensee to close a Qualified Series A Financing shall be extended to December 31, 2006. In the event Licensee has not closed a Qualified Series A Financing nor entered into a strategic partnership (as described in the preceding sentence) by June 30, 2006, the receipt of the written termination notice described in the first sentence of this Section 3.3 shall trigger a forty-five (45) day cure period (the “Cure Period”), during which time (i) Licensee may continue to work towards either closing a Qualified Series A Financing or entering into such a strategic partnership and (ii) BioStratum shall be free to enter into discussions regarding a transaction or transactions involving AGE-Inhibitors, AGE-Inhibitor Know- How, AGE-Inhibitor Patent Rights, AGE-Inhibitor Products, Pyridorin, Pyridorin Know-How, Pyridorin Patent Rights and/or Pyridorin Products, including but not limited to a sale, license or strategic partnership, provided, however, that in no event shall BioStratum enter into such discussions during such cure period with a venture capital investment fund. If Licensee closes a Qualified Series A Financing during such Cure Period, BioStratum shall withdraw its written termination notice and this Agreement shall continue in full force and effect. If Licensee does not close a Qualified Series A Financing during such Cure Period, then this Agreement shall terminate upon the expiration of the Cure Period. For purposes of clarification, Licensee shall only be permitted to take advantage of one Cure Period, unless otherwise consented by BioStratum.

3.4         BioStratum shall have the right to terminate this Agreement effective upon written notice if Licensee does not, within 18 months of the closing of the Qualified Series A Financing, accomplish at least one of the following: (i) initiate a new Phase II clinical trial of Pyridorin Product as a treatment for diabetic nephropathy, (ii) enter into a contract with a strategic partner for which provides funding reasonably sufficient to support the development of a Pyridorin Product as a treatment for diabetic nephropathy, or (iii) close a Qualified Series B Financing. Upon Licensee's request, BioStratum may provide Licensee with an

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additional 90 day period to meet the foregoing requirement. Approval of such request shall not be unreasonably withheld, conditioned or delayed.

4.  ASSIGNMENT

4.1           Upon (i) the closing of a Qualified Series B Financing, (ii) the written request of Licensee, and (iii) Licensee and BioStratum executing a Grant Back License (as defined in Section 4.4 below), BioStratum will use commercially reasonable efforts to assign to Licensee all of its right, title and interest in and to: (a) the Pyridorin Patent Rights and Pyridorin Know-How; (b) the AGE-Inhibitor Patent Rights and AGE- Inhibitor Know-How; (c) the USC Agreement; and (d) the KUMCRI Agreement (collectively, the “Assigned Assets”).

4.2           Upon the assignment of the Assigned Assets to Licensee, Licensee agrees to assume all obligations under the USC Agreement and KUMCRI Agreement.

4.3           BioStratum and Licensee, at Licensee's expense, agree to execute all documents and take all actions reasonably necessary to cause the assignment and assumption described in Sections 4.1 and 4.2 hereof.

4.4           In connection with the assignment of the Assigned Assets to Licensee, Licensee and BioStratum shall enter into a license agreement pursuant to which (i) Licensee shall, with respect to the Assigned Assets, all intellectual property related thereto, and all Licensee Data, grant BioStratum a perpetual, irrevocable, royalty-free, fully-paid exclusive license (and, with respect to regulatory materials, right of reference), with rights of sublicense, to develop, make, have made, use, sell, offer for sale, and import Licensed Products in China, Korea, Japan, and Taiwan, which license shall include, but not be limited to, all licenses and rights necessary for BioStratum to fulfill its obligations under the Kowa Agreement and (ii) the parties will address the responsibility for maintaining, prosecuting and enforcing the Licensed Patent Rights in a manner consistent with BioStratum's obligations under the Kowa Agreement and the exercise of the rights granted in (i) above (the “Grant Back License”).

4.5           Except as otherwise provided in this Agreement, prior to the closing of a Qualified Series B Financing, BioStratum shall not assign any of its rights, title or interest in any of the Assigned Assets, or otherwise transfer or grant any security interest, lien or other interest in any of the Assigned Assets without the prior written consent of Licensee. Notwithstanding anything to the contrary, nothing in this Section 4.5 shall be construed to limit or prohibit BioStratum’s ability to sell all or substantially all of BioStratum’s assets or business, whether by merger, sale of stock, sale of assets or other similar transaction, provided that any assignee of the Assigned Assets agrees in writing to assume and comply with the terms of this Agreement.

4.6           Notwithstanding anything to the contrary in this Agreement, BioStratum shall have the right to amend the KUMCRI Agreement as reasonably necessary to provide for (i) the elimination of any rights granted therein with respect to jurisdictions outside the Territory and (ii) the execution of a separate license agreement between KUMCRI and BioStratum (or its designee) granting such rights outside the Territory, which separate license shall not be required to be assigned pursuant to Section 4.1 above or otherwise considered an “Assigned Asset” for purposes of this Agreement.

5.  TERM AND TERMINATION

5.1           Term.   Provided that BioStratum and Licensee first obtain the required approvals and ratifications of the transactions contemplated by this Agreement by their respective stockholders and creditors, all within

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15 days of the date first written above, this Agreement shall become effective as of the Effective Date and shall continue until terminated as provided herein.

5.2          Termination.

(a)           BioStratum shall have the right to terminate this Agreement pursuant to Sections 3.3 and 3.4 hereof.

(b)           In the event that one party commits any material breach of this Agreement, the non-breaching party at its option, may terminate this Agreement by giving the breaching party written notice of its election to terminate as of a stated date, not less than forty-five (45) days from the date of the notice. Such notice shall state the nature of the defaults claimed by the non-breaching party. The breaching party during said forty-five (45) period, or such longer period as may be indicated by the other, may correct any default stated in said notice and if such default is corrected, this Agreement shall continue in full force and effect as if such notice had not been given. Failure by Licensee to pay amounts due hereunder in a timely manner shall be deemed a material breach of the Agreement.

(c)           In the event Licensee shall become insolvent or shall suspend business, or shall file a voluntary petition or an answer admitting the jurisdiction of the court and the material allegations of, or shall consent to, involuntary petition pursuant to or purporting to be pursuant to any reorganization or insolvency law of any jurisdiction, or shall make an assignment for the benefit of creditors, or shall apply for or consent to the appointment of a receiver or trustee of a substantial part of its property, then Licensee shall promptly provide written notice thereof to BioStratum and this Agreement may be terminated immediately by either party and shall be subject to Section 5.3 or 5.4, as applicable.

(d)           Prior to assignment of the Assigned Assets, Licensee may terminate either this Agreement in full or may terminate a portion of its exclusive license in any given country (or with respect to any given patent with the Licensed Patent Rights) at any time during the term of this Agreement upon sixty (60) days written notice to BioStratum, and such termination shall become effective at the end said notice period. Such termination with respect to any Licensed Patent Rights in any country or countries shall have no effect on Licensee’s license with respect to such Licensed Patent Rights in any other country or countries or any other Licensed Patent Rights licensed hereunder.

5.3          Effect of Pre-Assignment Termination.   Upon any Pre-Assignment Termination:

(a)           upon termination of this Agreement by BioStratum pursuant to Sections 3.3 or 3.4 hereof, (i) in the event of a termination pursuant to Section 3.3 only, the Option Agreement shall terminate one (1) year from the date of such termination and (ii) in the event of a termination pursuant to Section 3.3 or 3.4 hereof, BioStratum shall surrender to Licensee all shares of capital stock of Licensee issued to BioStratum pursuant to Sections 6.1(a) and 6.1(b) hereof. For the avoidance of doubt, BioStratum shall be entitled to retain all stock purchased by it pursuant to Section 6.2 hereof.

(b)           Licensee shall cease all production and sale of Licensed Products except for the production and sale of Licensed Products on which production had begun prior to notice of such termination. Licensee may continue to sell such Licensed Products for up to one year after such notice;

(c)           any Sublicenses existing and in effect as of the date of termination shall be treated in accordance with Section 2.3(b) herein. Notwithstanding anything herein to the contrary, upon termination of this Agreement Licensee shall cease granting new sublicenses;

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(d)           subject to Section 5.3(b), all rights granted to Licensee shall terminate and revert to BioStratum;

(e)           subject to Section 5.3(f) and 5.5, all intellectual property rights granted to BioStratum hereunder shall terminate and revert to Licensee, with the exception of BioStratum’s rights under Section 2.6, which shall survive such termination; and

(f)           Licensee and BioStratum shall initiate good faith negotiation of such a license agreement granting BioStratum (with rights to sublicense) exclusive world-wide rights under the Licensee Improvements (as defined below) and Licensee Data on commercially reasonable terms, such negotiations not to extend beyond one hundred and eighty (180) days from the initiation of negotiations (the “Negotiating Period”). Following the termination of the Negotiating Period, Licensee shall be free to license the Licensee Improvements and Licensee Data to a third party, provided that Licensee shall not enter into a transaction in respect of the Licensee Improvements or Licensee Data with a third party on terms which, assessed as a whole, are materially less favorable to BioStratum than those last proposed by Licensee in the course of the good faith negotiations. For the purposes of this Section 5.3(d), “Licensee Improvement” means any discovery, improvement, enhancement, or modification which, in the case of patentable inventions, were conceived and reduced to practice, and in the case of non-patentable inventions, were made or developed in the course of Licensee’s and Sublicensees’ exercise of rights granted (or assigned) under this Agreement in respect of Pyridorin or AGE-Inhibitors.

5.4          Effect of Termination After Assignment of Assigned Assets.   Upon any termination of this Agreement after assignment of the Assigned Assets:

(a)           notwithstanding anything to the contrary in this Agreement, title to the Assigned Assets shall remain with Licensee, and no rights to the Assigned Assets shall revert to BioStratum; and

(b)           in addition to the survival of those provisions specified in Section 5.5, the parties’ rights and obligations under Sections 2.6, 4.4, 6.1(b), 6.1(c), 6.1(d), 6.2, 6.3(c), 6.3(d), 6.3(e), 6.4, 6.5, 6.6 and 9, and any payment obligations that arise prior to termination, shall survive such termination.

5.5          Sections.   Without limiting the survival of the provisions of Section 5.3 or Section 5.4(b) as applicable, Sections 2.3(b), 2.6, 8, 10.3, 10.4, 10.5, 10.6, 11 and 12 and any payment obligations that arise prior to termination shall survive termination.

6.  FINANCIAL STRUCTURE

6.1          Stock Consideration.

(a)           Upon the execution of this Agreement and the obtainment of the approvals referenced in Section 5.1, Licensee shall issue to BioStratum 4,130,000 shares of its Non-Voting Common Stock (the “BST Shares”). Prior to a Qualified Series A Financing, such holdings shall not be diluted below 54% of the aggregate number of outstanding shares of Common Stock of Licensee, calculated on a fully-diluted basis assuming the exercise and/or conversion of all outstanding securities exercisable for or convertible into Common Stock outstanding (“Fully-Diluted Capitalization”) immediately prior to the closing of the Qualified Series A Financing, whether or not such securities are currently exercisable or convertible. Upon Licensee’s issuance of any capital stock, options, warrants or other securities prior to the closing of the Qualified Series A Financing, Licensee shall issue BioStratum additional BST Shares sufficient to ensure

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that the total number of BST Shares held by BioStratum immediately following such issuance equals fifty-four percent (54%) of Licensee’s Fully-Diluted Capitalization. Following the Qualified Series A Financing, BioStratum will be subject to dilution in the same manner as any other holder of Licensee’s Common Stock. The BST Shares shall be issued pursuant to the form of Subscription Agreement attached hereto as Exhibit C and the rights, preferences, and privileges of the BST Shares shall be as set forth in Licensee’s Amended and Restated Certificate of Incorporation, attached hereto as Exhibit D.

(b)           Upon the closing of a Qualified Series B Financing, Licensee shall, in the sole discretion of Licensee, either (i) issue to BioStratum a number of shares of the security issued in the Qualified Series B Financing calculated by dividing $2,000,000 by the price paid per share for such security issued in the Qualified Series B Financing, with the same rights, preferences and privileges as are received by other investors in the Qualified Series B Financing, and such securities shall be issued pursuant to and governed by the same agreements relating to the issuance of such securities in the Qualified Series B Financing, to which agreements BioStratum will evidence its consent by execution of appropriate documentation, or (ii) pay BioStratum $2,000,000.

(c)           Licensee agrees that BioStratum may, as elected by BioStratum, either (i) transfer any portion of any Licensee stock held by BioStratum to KUMCRI, or (ii) request that any portion of any Licensee stock to be issued to BioStratum under this Agreement be instead issued by Licensee directly to the KUMCRI. Licensee shall take all actions reasonably requested by BioStratum in order to effectuate such transfer or issuance.

(d)           BioStratum shall be entitled to have one person designated by it attend all meetings of Licensee’s Board of Directors and receive all materials distributed to Licensee’s directors with respect to such meetings. For so long as BioStratum holds such rights, Licensee shall provide BioStratum with reasonable written notice in advance of each meeting of Licensee’s Board of Directors.

6.2           Right of First Refusal.

(a)          Certain Definitions.   As used in this Section 6.2:

(1)  The term “New Securities” shall mean any capital stock of the Licensee, whether now authorized or not, and rights, options or warrants to purchase capital stock, and securities of any type whatsoever that are, or may become, convertible into capital stock; provided that the term “New Securities” does not include: (i) any stock or other securities to be issued to BioStratum under this Agreement; (ii) securities issuable upon conversion of or with respect to any stock issued to BioStratum hereunder; (iii) subject to BioStratum’s right to receive additional BST shares pursuant to Section 6.1 and Licensee’s compliance therewith, capital stock, options, warrants or other securities issued prior to the closing of the Qualified Series A Financing; (iv) shares issued by Licensee in connection with the acquisition of another company, provided that such transaction is approved by the Licensee’s Board of Directors; (v) shares issued to financial lending institutions pursuant to equipment financing arrangements, provided that such equipment financing arrangement is approved by the Licensee’s Board of Directors; (vi) up to one million (1,000,000) shares of Licensee Common Stock issued pursuant to the exercise of options or purchase rights properly granted under the Licensee’s 2005 Stock Option Plan (the “Option Plan”) adopted February 1, 2005; (vii) securities issued pursuant to any stock dividend, stock split, combination or other reclassification by the Licensee of any of its capital stock; or (viii) securities issued upon the conversion or exercise of any other security (including, for purposes of clarification, any convertible promissory notes) so long as such other security was (A) outstanding on the Effective Date, (B) issuable under any license agreement between the Licensee and any other corporation,

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individual or entity in effect as of the Effective Date, (C) a New Security or (D) excluded from the definition of New Security pursuant to any of the foregoing.

(2)  The term “Pro Rata Share” means the ratio, (i) the numerator of which is the number of shares of Licensee Common Stock held by BioStratum, or issuable to BioStratum upon the conversion of shares of any other class of Licensee capital stock held by BioStratum, on the date of the Licensee’s written notice pursuant to Section 6.2(c) hereof, and (ii) the denominator of which is the number of shares of Licensee Common Stock outstanding, assuming for this purpose conversion or exercise of all outstanding securities convertible into or exercisable for Licensee Common Stock.

(b)           Right of First Refusal.

(1)  Licensee hereby grants to BioStratum, subject to the terms and conditions specified in this Section 6.2, the right of first refusal to purchase, on the terms and conditions set forth in Licensee’s notice pursuant to Section 6.2(c), up to that number (if any) of the New Securities to be issued at the closing of the Qualified Series A Financing such that, immediately after the closing of any such transaction, BioStratum would be the holder of twenty percent (20%) of Licensee’s Fully- Diluted Capitalization.

(2)  Effective after the closing of a Qualified Series A Financing, Licensee hereby grants to BioStratum, subject to the terms and conditions specified in this Section 6.2, the right of first refusal to purchase, on the terms and conditions set forth in Licensee’s notice pursuant to Section 6.2(c) hereof, up to its Pro Rata Share of all New Securities that Licensee may, from time to time, propose to sell and issue.

(c)           Required Notices.   In the event Licensee proposes to undertake an issuance of New Securities, it shall give BioStratum written notice of its intention, describing the type of New Securities, the price and the general terms upon which Licensee proposes to issue the same. BioStratum shall have 30 days from the date on which such notice is placed with a nationally recognized overnight courier service for next day delivery, delivery fees prepaid, to exercise its right of first refusal under Section 6.2(b) hereof for the price and upon the general terms specified in the notice by giving written notice to Licensee and stating therein the quantity of New Securities to be purchased.

(d)           Licensee’s Right to Sell.   Licensee shall have 180 days after the 30-day period described in Section 6.2(c) hereof to sell all such New Securities respecting which BioStratum’s rights of first refusal hereunder were not exercised, at a price and upon terms no more favorable in any material respect to the purchasers thereof than specified in Licensee’s notice. In the event Licensee has not sold all such New Securities within such 180-day period, Licensee shall not thereafter issue or sell any New Securities without first notifying BioStratum in the manner provided herein.

(e)           Expiration of Right.   The rights of first refusal granted under this Section 6.2 shall not apply to, and shall expire upon, the effectiveness of a registration statement for the sale of Licensee’s shares of Common Stock in a firm commitment underwritten public offering registered under the 1933 Act that results in the automatic conversion of all of Licensee’s shares of Licensee capital stock into shares of the Company’s Common Stock pursuant to the terms of the Company’s Certificate of Incorporation (a “Qualified Public Offering”).

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6.3          Other Payments.

(a)           Within five (5) business days of the closing of a Qualified Series A Financing, Licensee shall pay BioStratum $2,000,000.

(b)           Licensee shall pay BioStratum (or, if elected by BioStratum, USC or KUMCRI, as applicable) all amounts due under the relevant sections of the USC Agreement and the KUMCRI Agreement as a result of the activities of Licensee and its licensees, as summarized in Exhibit E. attached hereto and incorporated herein by reference. Such payments shall be made by Licensee at least (5) business days in advance of the date such payments are due USC and/or KUMCRI under the USC Agreement and/or KUMCRI Agreement, as applicable.

(c)           During the Revenue Share Term, Licensee shall pay to BioStratum (i) 50% of any licensing fees, or other consideration that is not calculated on the basis of sales of Licensed Products, received by it or an Affiliate in connection with a Sublicense and which is received within 180 days of the execution of the Sublicense (such 180 day period, the “Upfront Period”) and (ii) 25% of milestone payments, or other consideration that is not calculated on the basis of sales of Licensed Products, received by Licensee or an Affiliate in connection with a Sublicense following the applicable Upfront Period (“Sublicense Payments”). Any such non-cash consideration shall be divided according to the foregoing percentages, but Licensee shall in no event be required to liquidate non-cash consideration or provide BioStratum cash in lieu of non- cash consideration.

(d)           In the event a Divestiture closes on or before the date that is eighteen months following the Effective Date, Licensee shall pay to BioStratum 50% of any cash or non-cash consideration received by it or any Affiliate at any time in connection with the Divestiture.

(e)           In the event a Divestiture closes following the date that is eighteen months following the Effective Date, Licensee shall pay to BioStratum 25% of any cash or non-cash consideration received by it or any Affiliate at any time in connection with the Divestiture. The payments due to BioStratum under Sections 6.3(d) and 6.3(e) are referred to herein as the “Divestiture Payments.”

6.4         Schedule and Form of Payment/Taxes.

(a)    Licensee shall pay Sublicense Payments and Divestiture Payments within thirty (30) days of Licensee’s receipt of funds or other consideration upon which Sublicense Payments and Divestiture Payments are payable. Each payment shall be accompanied by a report for the period covered by such payments showing (i) license fees, milestone payments and similar consideration received in connection with Sublicenses and (ii) consideration received in connection with a Divestiture.

(b)    Except as described in this Section 6.4(b), all amounts payable to BioStratum hereunder shall be payable in United States funds without deductions for taxes, assessments, fees or charges of any kind. Any tax required to be paid or withheld by Licensee for the benefit of BioStratum on account of any royalties or other amounts payable to BioStratum under this Agreement shall be deducted from the amount of royalties or other payments otherwise due BioStratum hereunder, and Licensee shall be responsible for the payments of such amounts, provided, however, that Licensee shall secure and send to BioStratum proof of any such taxes withheld and/or paid by Licensee for the benefit of BioStratum and shall, at BioStratum’s request, provide reasonable assistance to BioStratum in recovering such taxes.

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6.5          Reports.   Licensee shall provide written semi-annual reports within thirty (30) days after the end of each calendar half which reports shall include but not be limited to: reports of progress on research, development, and regulatory approvals with respect to Licensed Products, Divestitures, manufacturing, licensing, marketing, and sales of Licensed Products during the preceding six (6) months as well as plans for the coming twelve (12) months. If no payments are due, Licensee shall so report. Licensee shall promptly notify BioStratum if any changes in the marketplace or in Licensee’s financial condition or business aims suggest commercialization of the Licensed Products will not occur within the due diligence milestones set forth in Section 3 herein.

6.6          Records.   Licensee shall maintain complete and accurate records sufficient to enable accurate calculation of fees due BioStratum under this Agreement. Licensee shall, at BioStratum’s request and expense, provide certified statements from Licensee’s auditors concerning fees due pursuant to this Agreement. Once a calendar year, BioStratum shall have the right to select a certified public accountant, reasonably acceptable to Licensee, such acceptance not to be unreasonably withheld, to inspect, on reasonable notice and during regular business hours, the records of Licensee to verify Licensee’s statements and payments due pursuant to this Agreement. The entire cost for such inspection shall be borne by BioStratum, unless there is a discrepancy of under-reporting or underpayment greater than 5% in any 12 month period, in which case Licensee shall bear the entire cost of the inspection as well as any additional sum that would have been payable to BioStratum had the Licensee reported correctly. Records shall be preserved by Licensee for three (3) years for inspection by BioStratum.

7.  PROSECUTION AND MAINTENANCE OF LICENSED PATENT RIGHTS

7.1          Prosecution.   Upon execution of this License Agreement, Licensee agrees to pay for the prosecution and maintenance of all United States and foreign patents within the Licensed Patent Rights. Beginning on the Effective Date, Licensee shall, to the extent BioStratum is able to grant Licensee such control pursuant to the terms of the KUMCRI Agreement and USC Agreement, control the continued prosecution and maintenance of such patents and patent applications. BioStratum shall furnish to Licensee copies of all documents relevant to any such prosecution or maintenance. Prior to the assignment of the Assigned Assets, Licensee will regularly advise BioStratum of the status of all pending applications included in the Licensed Patent Rights, including any related hearings or other proceedings, and, at BioStratum’s request, provide BioStratum with copies of all documentation concerning such applications, including all correspondence to and from any governmental authority. Prior to the assignment of the Assigned Assets, Licensee will solicit BioStratum’s advice and review of such applications and important prosecution matters related thereto in reasonably sufficient time prior to filing thereof, will take into account BioStratum’s reasonable comments related thereto, and, in any event, will not negligently exercise (or fail to exercise) such control in a manner which would have a material adverse effect on the Licensed Patent Rights. In the event Licensee elects not to prosecute and/or maintain any patent applications or patents that may be included within the Licensed Patent Rights, Licensee shall so notify BioStratum in writing of such election no later than thirty (30) days prior to any applicable statutory bar date or response date, as the case may be, to permit BioStratum (at its own expense) to file, prosecute and/or maintain the patent application(s) and/or patent(s) that were the subject of such notice. Following such notice, such Licensed Patent Rights shall no longer be included in the Licensed Patent Rights for purposes of this Agreement. Notwithstanding the foregoing, BioStratum shall have no rights with respect to the prosecution and maintenance of the Licensed Patent Rights after the assignment of the Assigned Assets.

7.2          Markings.   Licensee shall comply with all applicable United States and foreign statutes related to the marking of Licensed Product(s) and Licensed Product(s) packaging with patent pending or patent number(s) relevant to the Licensed Patent Rights.

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8.  CONFIDENTIALITY

8.1          Confidential Information.   It may be necessary for one party to disclose to the other party certain confidential or proprietary information. In such event, the receiving party agrees to preserve such identified information as confidential. The obligation of confidentiality in this Section shall apply to any and all information contained in any patent application or draft thereof provided by BioStratum to Licensee, including those applications confidentially provided to Licensee prior to the Effective Date of this Agreement. For the purposes of this Article 8, all Licensee Data and all reports delivered by Licensee to BioStratum pursuant to this Agreement shall be considered the confidential information of Licensee. The obligation of confidentiality shall not apply to information which:

(a)	is not in the public domain or which becomes generally available to the public through no fault of the receiving party; or

(b)	is already known to, or in the possession of, the receiving party prior to disclosure by the disclosing party as can be demonstrated by documentary evidence; or

(c)	is disclosed on a non-confidential basis from a third party having the right to make such a disclosure; or

(d)	is independently developed by the receiving party (by activity not associated with the Pyridorin Patent Rights or AGE-Inhibitor Patent Rights) as can be demonstrated by documentary evidence; or

(e)	is required to be disclosed by law or government authority.

Notwithstanding the foregoing, nothing in this Agreement shall limit or prevent BioStratum from providing information to Kowa to the extent required by the Kowa Agreement.

8.2          Term.   The confidentiality obligations of this Section shall continue for a period of five (5) years beyond the termination of this Agreement.

9.  INFRINGEMENT

9.1          Third Party Infringement of Licensed Patent Rights.   Licensee and BioStratum shall promptly provide written notice to the other party of any alleged infringement in the Territory by a third party of the Licensed Patent Rights and provide such other party with any available evidence of such infringement. In the event there is good reason to believe infringement of any of the Licensed Patents in the Territory is occurring, Licensee will take prompt action to abate or settle such infringement. Licensee shall have the right to institute an action in its own name, in so far as permitted by law, to abate the infringement in the Territory and may join BioStratum as a party plaintiff, only if without cost to BioStratum.

9.2          Enforcement.   During the term of this Agreement, Licensee shall have the first right, but not the obligation, to prosecute, at its own expense and utilizing counsel of its choice, any infringement of the Licensed Patent Rights in the Territory. Prior to the assignment of Assigned Assets, Licensee shall promptly provide BioStratum copies of all litigation pleadings and other documents submitted to the court. Prior to the assignment of Assigned Assets, no settlement, consent judgment or other voluntary final

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disposition of any such suit may be entered into without the written consent of BioStratum, which consent shall not unreasonably be withheld.

9.3          Control of Third Party Enforcement Actions.   If within six (6) months after receiving notice of any alleged infringement of the Licensed Patent Rights in the Territory by a third party, Licensee shall have been unsuccessful in persuading the alleged infringer to desist, and shall not have brought and shall not be diligently prosecuting an infringement action, or if Licensee shall notify BioStratum, at any time prior thereto, of its intention not to bring suit against the alleged infringer, then, provided the Assigned Assets have not been assigned to Licensee, BioStratum shall, notwithstanding anything to the contrary herein, have the right, but not the obligation, to prosecute, at its own expense and utilizing counsel of its choice, any infringement of the Licensed Patent Rights, and BioStratum may, for such purposes, join the Licensee as a party plaintiff.

9.4          Damages.   In any legal proceeding brought or settlement entered into by Licensee, BioStratum, or jointly by Licensee and BioStratum pursuant to this Article 9 prior to the assignment of the Assigned Assets, any recovery or proceeds of such proceeding or settlement reasonably attributable to the rights licensed or assigned under this Agreement, whether characterized as damages, costs, attorneys’ fee awards or otherwise, shall be distributed as follows: (a) each party shall first be reimbursed for its reasonable attorneys’ fees and out-of-pocket expenses actually incurred in connection with the proceeding or settlement and (b) the balance, if any, will be divided (i) seventy-five percent (75%) to the party undertaking the proceeding or settlement and (ii) twenty-five percent (25%) to the other party. With respect to any such legal proceeding brought or settlement entered into following the assignment of the Assigned Assets, any recovery or proceeds of such proceeding or settlement shall be distributed first to reimburse each party for its reasonable attorneys’ fees and out-of-pocket expenses actually incurred in connection with the proceeding or settlement and the balance, if any, will be divided (i) ninety percent (90%) to Licensee and (ii) ten percent (10%) to BioStratum.

9.5          Cooperation.   In any suit to enforce and/or defend the Licensed Patent Rights pursuant to this License Agreement, the party not in control of such suit shall, at the request and expense of the controlling party, cooperate in all respects and, to the extent reasonably possible, have its employees testify when requested and make available relevant records, papers, information, samples, specimens and the like, provided the party not in control of the suit shall be reimbursed for all reasonable, documented out-of- pocket costs and expenses related to its cooperation and assistance with respect to such suit as such costs and expenses are incurred.

9.6          Licensed Products Infringing Rights of Third Parties.   Each party shall promptly notify the other if any legal proceedings are commenced or threatened against either party or any purchaser of a Licensed Product sold by Licensee or its affiliates or licensees on the ground that the manufacture, use, sale or possession of the Licensed Product is an infringement of a third party’s patent or other intellectual property rights. Licensee shall, at its own expense, defend all suits brought against it as a result of the exercise of the rights granted to it hereunder, and BioStratum shall, at the request and expense of Licensee, give Licensee all reasonable assistance in any such proceedings. Until assignment of the Assigned Assets, BioStratum and Licensee shall share equally the cost of defending such suits. Following the assignment of the Assigned Assets, payment of any amounts which may be recovered by such a third party by way of judgment, award, decree or settlement, that resulted from infringement of third party patent rights by a Licensed Product, including attorney’s fees and other costs, shall be the sole responsibility of Licensee. Prior to assignment of the Assigned Assets, Licensee agrees not to settle or compromise any action, suit or proceeding in a manner that would materially or adversely affect BioStratum or the Licensed Patent Rights. In the event any settlement or recovery is received by either party as a result of any proceeding, suit, or

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settlement under this Section 9.6 which is brought or entered into prior to the assignment of the Assigned Assets, (a) each party shall first be reimbursed for its reasonable attorneys’ fees and out-of-pocket expenses actually incurred in connection with such proceeding or settlement and (b) the balance, if any, will be divided (i) seventy-five percent (75%) to the party undertaking the defense of any suits referenced above and (ii) twenty-five percent (25%) to the other party. In the event any settlement or recovery is received by either party as a result of any proceeding, suit, or settlement under this Section 9.6 which is brought or entered into following the assignment of the Assigned Assets, (a) each party shall first be reimbursed for its reasonable attorneys’ fees and out-of-pocket expenses actually incurred in connection with such proceeding or settlement and (b) the balance, if any, will be divided (i) ninety percent (90%) to the party undertaking the defense of any suits referenced above and (ii) ten percent (10%) to the other party.

10.  WARRANTIES AND INDEMNITIES

10.1         Representations and Warranties.

(a)           BioStratum represents and warrants that, as of the Effective Date, (i) it is not in material breach of the KUMCRI Agreement or USC Agreement; (ii) no claims are currently pending or, to BioStratum’s knowledge, threatened against BioStratum with respect to the Licensed Patents, the Pyridorin Know How, the AGE-Inhibitor Know How or any Pyridorin Products or AGE-Inhibitor Products; (iii) no intellectual property rights Controlled by BioStratum, other than the rights granted pursuant to this Agreement, are, to BioStratum’s knowledge, reasonably necessary for Licensee to make, have made, sell, offer to sell, and import Licensed Products in the Territory as contemplated by this Agreement; and (iv) BioStratum has disclosed all serious adverse events known to BioStratum that occurred during clinical trials prior to the Effective Date for the Pyridorin Products and AGE-Inhibitor Products.

(b)           Licensee represents and warrants that, immediately prior to the Effective Date, and on the date of initial issuance of the BST Shares pursuant to Section 6.1(a) hereof, its authorized capital stock consists of twenty million (20,000,000) shares of common stock, par value $0.001 per share, of which thirteen million (13,000,000) shares are Class A Common Stock, of which five hundred fifty thousand (550,000) shares are issued and outstanding, and seven million (7,000,000) shares are Class B Common Stock, none of which are issued and outstanding, and twenty million (20,000,000) shares of preferred stock, par value $0.001 per share, none of which is issued and outstanding. The Licensee has reserved for issuance one million (1,000,000) shares of its common stock for issuance under the Option Plan. The Licensee has currently issued and outstanding options to purchase eight hundred one thousand six hundred seventy-one (801,671) shares of common stock, all under the Option Plan. The Licensee has outstanding convertible promissory notes in the aggregate original principal amount of $1,000,000 under that certain Note Purchase Agreement by and between the Licensee and certain lenders dated October 29, 2004. All such notes are currently convertible into shares of preferred stock of the Licensee according to the terms of such notes. Pursuant to the terms of existing license agreements, the Licensee is obligated to issue to certain licensors, upon the occurrence of certain milestones, an aggregate of 400,000 shares of common stock. The Licensee has granted to an existing licensor a warrant covering a sufficient number of shares of common stock (calculated upon the closing of the Licensee’s Series A Financing (or sooner, in the discretion of such licensor) such that such licensor would own, at such time, two and one-half percent (2.5%) of the of the aggregate number of outstanding shares of common stock of the Licensee, calculated on a fully-diluted basis assuming the exercise and/or conversion of all outstanding securities. Except for as described above, there are no outstanding rights of first refusal, preemptive rights or other rights, options, warrants, conversion rights or other agreements, either directly or indirectly, for the purchase or acquisition from Licensee of any shares of its capital stock.

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10.2       Disclaimer of Warranties.   Nothing in this Agreement shall be construed as:

(a)	a warranty or representation by BioStratum as to the validity or scope of the Licensed Patent Rights;

(b)	a warranty or representation by BioStratum that anything made, used, sold or otherwise disposed of through the license granted herein is or will be free from infringement of patents, copyrights, trademarks or other proprietary rights of third parties;

(c)	granting by implication, estoppel or otherwise any licenses under patents of BioStratum or other persons other than Licensed Patent Rights, regardless of whether such Patents are dominant or subordinate to any Licensed Patent Rights.

(d)	an obligation by BioStratum to bring or prosecute actions or suits against third parties for infringement;

10.3        Representations.   EXCEPT AS DESCRIBED ABOVE, BIOSTRATUM MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND EXPRESS OR IMPLIED. THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR REPRESENTATIONS THAT USE OF A LICENSED PRODUCT WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK OR OTHER RIGHTS OF THIRD PARTIES.

10.4        Indemnification.

(a)           Licensee shall indemnify, defend and hold harmless BioStratum and its officers, directors, employees, agents and representatives and their respective successors, heirs and assigns (the “Indemnitees”) against any liability, damage, loss or expenses (including reasonable attorney’s fees and expense of litigation) incurred by or imposed upon the Indemnitees or any one of them in connection with any claims, suits, actions, demands or judgments arising out of any theory of law (including, but not limited to, actions in the form of tort, warranty or strict liability) concerning any Licensed Product made, used or sold pursuant to any right or license granted under this Agreement, including claims and expenses related to infringement of a third party’s rights by any Licensed Product made, used, or sold by Licensee, its affiliates, or their licensees, except to the extent a claim of infringement is based directly on the infringing acts of BioStratum prior to the Effective Date (the defense of which shall be addressed as described in Section 9.6). Notwithstanding the foregoing, in no event shall Licensee be obligated to indemnify any Indemnitee for any amount to the extent that such amount arises from the negligence or willful misconduct of any Indemnitee.

(b)           Licensee agrees, at its own expense, to defend against any claims or actions brought or filed against any party indemnified hereunder with respect to the subject of indemnity contained herein, whether or not such actions are rightfully brought.

(c)           Regarding the indemnity and hold harmless provisions under this Section 10.4, BioStratum shall give prompt written notice to Licensee of the commencement of any action, suit or proceeding for which indemnification may be sought, and Licensee shall assume the defense thereof; provided, however, that BioStratum shall be entitled to participate in any such action, suit or proceeding with counsel of its own choice, but at its own expense. If Licensee fails to assume the defense within a reasonable time, BioStratum may assume such defense and the reasonable fees and expenses of its

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attorneys will be covered by the indemnity provided for in Section 10.4. No such action, suit, or proceeding shall be compromised or settled in any manner that (i) admits fault on the part of BioStratum, (ii) incurs non-indemnified liability on the part of BioStratum, or (iii) materially and adversely affects BioStratum without BioStratum’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed. Notwithstanding anything in this Section to the contrary, Licensee shall not, without the written consent of BioStratum, which consent shall not be unreasonably withheld:

(i)	settle or compromise any action, suit or proceeding or consent to the entry of any judgment which does not include as an unconditional term thereof the delivery by the claimant or plaintiff to BioStratum of a written release from all liability in respect of such action, suit or proceeding; or

(ii)	settle or compromise any action, suit or proceeding in any manner which may adversely affect BioStratum.

10.5        Insurance.

(a)           Beginning at the time as any Licensed Product is first used in humans in commerce or in clinical trials by Licensee or by a sublicensee, or agent of Licensee, Licensee, shall procure and maintain comprehensive general product liability and tort liability insurance in amounts not less than $2,000,000 per incident and $5,000,000 annual aggregate and name the Indemnitees as additional insureds. Such comprehensive general liability insurance shall provide (i) product liability coverage and (ii) broad form contractual liability coverage for Licensee’s indemnification under this Agreement. If Licensee elects to self-insure all of part of the limits described above, such self-insurance program must be reasonably acceptable to BioStratum. Licensee agrees that no amount greater than the sum of $250,000 shall be deductible under Licensee’s primary coverage for BioStratum and Licensee against any claims or suits arising from alleged defects in Licensed Products. The minimum amounts of insurance coverage required shall not be construed to create or limit Licensee’s liability with respect to its indemnification under this Agreement.

(b)           Licensee represents and warrants that its product liability insurance and general tort liability insurance is of the occurrence-based rather than claims-made type. Within thirty (30) days after the date of the first commercial sale of a Licensed Product hereunder, Licensee shall provide BioStratum with a certificate or certificates of insurance evidencing that BioStratum has been named as an additional insured party and evidencing that the insurer(s) is required to notify BioStratum in writing at least thirty (30) days in advance of any termination of the policy or certificate, or any modification that would cause Licensee no longer to be in compliance with the provisions of this Section, or would cause the representation and warranties set forth above in this Section no longer to be true, such written notification to specify the reason for such termination, the nature of the proposed modification, as the case may be. It is expressly agreed by the parties that the provisions of this Section regarding insurance shall in no way limit Licensee’s indemnity obligations, except to the extent that Licensee’s insurer(s) actually pays BioStratum amounts for which BioStratum is entitled to be indemnified under this Agreement, nor shall BioStratum have any obligation to pursue any insurer as a precondition to its rights to be indemnified by Licensee. As used in this Section, the term “BioStratum” shall include BioStratum, and its officers, directors, agents and employees.

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(c)           Licensee shall maintain such comprehensive general product liability and tort liability insurance or self-insurance beyond the expiration or termination of this Agreement during (i) the period that any product relating to, or developed pursuant to, this Agreement is being commercially distributed or sold by Licensee or by a Sublicensee or agent of Licensee and (ii) a period not less than the statute of limitations for product liability claims in the state in which the product is being used.

10.6        Limitation of Liability.   Neither party shall be liable in contract, tort, warranty or otherwise for any special, indirect, incidental or consequential damages of any kind, including, without limitation, economic damage, injury to property or lost profits, regardless of whether such party has been advised, has other reason to know, or, in fact, knows of the possibility of any of the foregoing; provided, however, that the foregoing shall not limit (i) the obligation of Licensee to indemnify BioStratum as provided in Section 10.4, (ii) either party’s liability for any claims of patent infringement or Licensee’s breach of Sections 2.1 and 2.2, or (iii) either party’s liability for any breach of Section 8.

11.  USE OF NAME

11.1        Identification of BioStratum.   Licensee agrees not to identify BioStratum or to use the name of BioStratum or its officers, directors, shareholders, or employees or any trademark, service mark, trade name or symbol of BioStratum, or that is associated with any of them, in promotional advertising, marketing or other similar materials without BioStratum’s prior written consent, except as required by governmental authority. Notwithstanding the foregoing, Licensee may, without prior consent, (i) refer to BioStratum as the licensor of Licensed Patent Rights in a business plan and (ii) disclose or distribute such information as may be included in any press release issued by Licensee regarding this Agreement or its subject matter. Other uses of BioStratum’s name shall be made only after prior approval.

11.2         Identification of Licensee.   BioStratum agrees not to identify Licensee or to use the name of Licensee’s officers, directors, shareholders, or employees or any trademark, service mark, trade name or symbol of Licensee without the written consent of Licensee, except as may be required by governmental authority or law. Notwithstanding the foregoing, BioStratum may, without prior consent, (i) refer to Licensee as the licensee or assignee, as applicable, of Licensed Patent Rights in a business plan or to potential or actual investors, acquirors, or strategic partners and (ii) disclose or distribute such information as may be included in any press release issued by Licensee regarding this Agreement or its subject matter. Other uses of Licensee’s name shall be made only after prior approval.

12.  TERMS AND CONDITIONS

12.1         Compliance with Law.   Licensee shall comply with and shall insure that any Affiliate or sublicensee complies with all government statutes and regulations that relate to Licensed Products, including, but not limited to, Food and Drug Administration statutes and regulations and the Export Administration Act of 1979 (50 App. U.S.C. §2401 et seq.), as amended, and the regulations promulgated thereunder, and any applicable similar laws and regulations of any other country. Without limiting the generality of the foregoing, Licensee agrees that all Licensed Products used or sold in the United States shall be manufactured substantially in the United States to the extent required by Federal law.

12.2         Violation of Laws.   Nothing in this Agreement shall be construed so as to require the violation of any law, and wherever there is any conflict between any provision of this Agreement and any law the law shall prevail, but in such event the affected provision of this Agreement shall be affected only to the extent necessary to bring it within the applicable law.

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12.3        Notices.   Any notice may be initially given by facsimile with confirmation required or permitted to be given by this License by postpaid, first class, registered or certified mail addressed as set forth below unless changed by notice so given:

For Licensee:	For BioStratum:

J. Wesley Fox, Ph.D.	Eugen Steiner
President and CEO	Chief Executive Officer
NephroGenex, Inc.	BioStratum Incorporated
204 Cherwell Drive	2300 Englert Drive; Suite G
Cary, North Carolina 27513	Durham, North Carolina 27713
FAX: 919/678-9688	FAX: 919/433-1010

Such notice shall be effective upon receipt by the party to whom notice is sent.

12.4        Choice of Law.   This Agreement shall be governed by and construed under the laws of the State of North Carolina without regard to conflicts of laws principles, and shall be binding upon the parties hereto in the United States and worldwide.

12.5        Force Majeure.   Neither party to this Agreement shall be liable for delay or failure in the performance of any of its obligations hereunder if such delay or failure is due to causes beyond its reasonable control, including, without limitation, acts of God, fires, earthquakes, strikes and labor disputes, acts of war, civil unrest or intervention of any governmental authority, but any such delay or failure shall be remedied by such party as soon as is reasonably possible. Failure to make timely royalty payments shall not be excused by Force Majeure.

12.6        Assignments.   This Agreement may not be assigned by Licensee without the written prior consent of BioStratum, which consent shall not be unreasonably withheld, except that Licensee may assign this Agreement without consent to an Affiliate or to a successor in connection with a Divestiture, sale of all or substantially all of Licensee’s assets, merger, acquisition or other corporate reorganization, provided that, notwithstanding anything to the contrary herein, in the event of any such assignment in connection with a Divestiture, Licensee shall remain obligated to pay BioStratum all amounts due under Section 6.3(d) or (e) with respect to such Divestiture regardless of such assignment. The parties hereto agree that each is acting as an independent contractor and not as an agent of the other or as joint venturers.

12.7        Waivers and Modifications.   The failure of any party to insist on the performance of any obligation hereunder shall not act as a waiver of such obligation. No waiver, modification, release or amendment of any obligation under this Agreement shall be valid or effective unless in writing and signed by both parties hereto.

12.8        Successors in Interest.   This Agreement shall inure to the benefit of and be binding on the parties’ permitted assigns, successors in interest and subsidiaries.

12.9        Entire Agreement.   This Agreement constitutes the entire agreement between the parties as to the subject matter hereof, and all prior negotiations, representations, agreements and understandings are merged into, extinguished by and completely expressed by this Agreement

[NEXT PAGE IS THE SIGNATURE PAGE]

20

IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date(s) written below.

NEPHROGENEX, INC.		BIOSTRATUM, INCORPORATED

By:	/s/ J. Wesley Fox	By:	/s/ Gary M. Gordon
	J. Wesley Fox, Ph.D.		Gary Gordon, M.D.

Title:	President and CEO, NephroGenex, Inc.	Title:	Chief Financial Officer

Date:	May 8, 2006	Date:	May 8, 2006

21

EXHIBIT A

LICENSED PATENT RIGHTS

Pyridorin Patent Rights

Case #/
SubCase	Case Type	Status	App Number	App Date
			Pat Number	Iss Date

95-964-A	ORD	Granted	08/711555	10-Sep-1996
Country:	United States of America		5985857	16-Nov-1999
Title:	In Vivo Nephropathy Of Glycated Albumins And Inhibition By Pyridorin (Pyridoxamine) And Aminoguanidine
95-964-A1	RCE	Granted	09/322569	28-May-1999
Country:	United States of America		6472400	29-Oct-2002
Title:	In Vivo Nephropathy Of Glycated Albumins And Inhibition By Pyridorin (Pyridoxamine) And Aminoguanidine
95-964-A2	CON	Granted	09/520933	8-Mar-2000
Country:	United States of America		6750209	15-Jun-2004
Title:	Advanced Glycation End-Product Intermediaries and Post-Amadori Inhibition
95-964-A3	RCE	Pending	10/834419	28-Apr-2004
Country:	United States of America
Title:	Advanced glycation end-product intermediaries and post-amadori inhibition
95-964-C	CIP	Granted	08/971285	17-Nov-1997
Country:	United States of America		6228858	8-May-2001
Title:	In Vivo Nephropathy Of Glycated Albumins And Inhibition By Pyridorin (Pyridoxamine) And Aminoguanidine
95-964-C1	CON	Granted	09/723770	28-Nov-2000
Country:	United States of America		6472411	29-Oct-2002
Title:	Advanced Glycation End-Product Intermediaries and Post-Amadori Inhibition
95-964-C2	RCE	Published	10/214540	8-Aug-2002
Country:	United States of America
Title:	Advanced Glycation End-Product Intermediaries and Post-Amadori Inhibition
95-964-D	ORD	Granted	71566/96	11-Sep-1996
Country:	Australia		717485	30-Mar-2000
Title:	In Vivo Nephropathy Of Glycated Albumins And Inhibition By Pyridorin (Pyridoxamine) And Aminoguanidine
95-964-E	ORD	Pending	2231772	11-Sep-1996
Country:	Canada
Title:	In Vivo Nephropathy Of Glycated Albumins And Inhibition By Pyridorin (Pyridoxamine) And Aminoguanidine
95-964-F	PCT	Granted	96932985.3	11-Sep-1996
Country:	European Patent Convention		871443	5-Jun-2002
Title:	Advanced Glycation End Product Intermediates and Inhibitors
95-964-F1	DIV	Granted	1124700.4	11-Sep-1996
Country:	European Patent Convention		1190713	14-May-2003
Title:	Advanced Glycation End-Product Intermediaries and Post-Amadori Inhibition
95-964-F10	EPC	Granted	96932985.3	11-Sep-1996
Country:	United Kingdom		871443	5-Jun-2002
Title:	Advanced Glycation End-Product Intermediaries and Inhibitors
95-964-F11	EPC	Granted	20020402755	11-Sep-1996
Country:	Greece		871443	5-Jun-2002

A-1

Title:	Advanced Glycation End-Product Intermediaries and Inhibitors
95-964-F12	EPC	Granted	96932985.3	11-Sep-1996
Country:	Ireland		871443	5-Jun-2002
Title:	Advanced Glycation End-Product Intermediaries and Inhibitors
95-964-F13	EPC	Granted	96932985.3	11-Sep-1996
Country:	Italy		871443	5-Jun-2002
Title:	Advanced Glycation End-Product Intermediaries and Inhibitors
95-964-F14	EPC	Granted	96932985.3	11-Sep-1996
Country:	Luxembourg		871443	5-Jun-2002
Title:	Advanced Glycation End-Product Intermediaries and Inhibitors
95-964-F15	EPC	Granted	96932985.3	11-Sep-1996
Country:	Monaco		871443	5-Jun-2002
Title:	Advanced Glycation End-Product Intermediaries and Inhibitors
95-964-F16	EPC	Granted	96932985.3	11-Sep-1996
Country:	Netherlands		871443	5-Jun-2002
Title:	Advanced Glycation End-Product Intermediaries and Inhibitors
95-964-F17	EPC	Granted	96932985.3	11-Sep-1996
Country:	Portugal		871443	5-Jun-2002
Title:	Advanced Glycation End-Product Intermediaries and Inhibitors
95-964-F18	EPC	Granted	96932985.3	11-Sep-1996
Country:	Sweden		871443	5-Jun-2002
Title:	Advanced Glycation End-Product Intermediaries and Inhibitors
95-964-F1AT	EPC	Granted	E240103	11-Sep-1996
Country:	Austria		1190713	14-May-2003
Title:	Advanced Glycation End-Product Intermediaries and Post-Amadori Inhibition
95-964-F1BE	EPC	Granted	1124700.4	11-Sep-1996
Country:	Belgium		1190713	14-May-2003
Title:	Advanced Glycation End-Product Intermediaries and Post-Amadori Inhibition
95-964-F1CH	EPC	Granted	1124700.4	11-Sep-1996
Country:	Switzerland		1190713	14-May-2003
Title:	Advanced Glycation End-Product Intermediaries and Post-Amadori Inhibition
95-964-F1DE	EPC	Granted	69628214.3	11-Sep-1996
Country:	Germany		1190713	14-May-2003
Title:	Advanced Glycation End-Product Intermediaries and Post-Amadori Inhibition
95-964-F1DK	EPC	Granted	1124700.4	11-Sep-1996
Country:	Denmark		1190713	14-May-2003
Title:	Advanced Glycation End-Product Intermediaries and Post-Amadori Inhibition
95-964-F1ES	EPC	Granted	2199913	11-Sep-1996
Country:	Spain		1190713	14-May-2003
Title:	Advanced Glycation End-Product Intermediaries and Post-Amadori Inhibition
95-964-F1FI	EPC	Granted	1124700.4	11-Sep-1996
Country:	Finland		1190713	14-May-2003
Title:	Advanced Glycation End-Product Intermediaries and Post-Amadori Inhibition
95-964-F1FR	EPC	Granted	1124700.4	11-Sep-1996
Country:	France	1190713	37755
Title:	Advanced Glycation End-Product Intermediaries and Post-Amadori Inhibition
95-964-F1GB	EPC	Granted	1124700.4	11-Sep-1996

A-2

Country:	United Kingdom		1190713	14-May-2003
Title:	Advanced Glycation End-Product Intermediaries and Post-Amadori Inhibition
95-964-F1GR	EPC	Granted	3045259	11-Sep-1996
Country:	Greece		20030403031	14-May-2003
Title:	Advanced Glycation End-Product Intermediaries and Post-Amadori Inhibition
95-964-F1IE	EPC	Granted	1124700.4	11-Sep-1996
Country:	Ireland		1190713	14-May-2003
Title:	Advanced Glycation End-Product Intermediaries and Post-Amadori Inhibition
95-964-F1IT	EPC	Granted	1124700.4	11-Sep-1996
Country:	Italy		1190713	14-May-2003
Title:	Advanced Glycation End-Product Intermediaries and Post-Amadori Inhibition
95-964-F1LU	EPC	Granted	1124700.4	11-Sep-1996
Country:	Luxembourg		1190713	14-May-2003
Title:	Advanced Glycation End-Product Intermediaries and Post-Amadori Inhibition
95-964-F1MC	EPC	Granted	1124700.4	11-Sep-1996
Country:	Monaco		1190713	14-May-2003
Title:	Advanced Glycation End-Product Intermediaries and Post-Amadori Inhibition
95-964-F1NL	EPC	Granted	1124700.4	11-Sep-1996
Country:	Netherlands		1190713	14-May-2003
Title:	Advanced Glycation End-Product Intermediaries and Post-Amadori Inhibition
95-964-F1PT	EPC	Granted	1124700.4	11-Sep-1996
Country:	Portugal		1190713	14-May-2003
Title:	Advanced Glycation End-Product Intermediaries and Post-Amadori Inhibition
95-964-F1SE	EPC	Granted	1124700.4	11-Sep-1996
Country:	Sweden		1190713	14-May-2003
Title:	Advanced Glycation End-Product Intermediaries and Post-Amadori Inhibition
95-964-F2	EPC	Granted	E218341	11-Sep-1996
Country:	Austria		871443	5-Jun-2002
Title:	Advanced Glycation End-Product Intermediaries and Inhibitors
95-964-F3	EPC	Granted	96932985.3	11-Sep-1996
Country:	Belgium		871443	5-Jun-2002
Title:	Advanced Glycation End-Product Intermediaries and Inhibitors
95-964-F4	EPC	Granted	96932985.3	11-Sep-1996
Country:	Switzerland		871443	5-Jun-2002
Title:	Advanced Glycation End-Product Intermediaries and Inhibitors
95-964-F5	EPC	Granted	96932985.3	11-Sep-1996
Country:	Germany		69621645	5-Jun-2002
Title:	Advanced Glycation End-Product Intermediaries and Inhibitors
95-964-F6	EPC	Granted	96932985.3	11-Sep-1996
Country:	Denmark		871443	5-Jun-2002
Title:	Advanced Glycation End-Product Intermediaries and Inhibitors
95-964-F7	EPC	Granted	96932985.3	11-Sep-1996
Country:	Spain		871443	5-Jun-2002
Title:	Advanced Glycation End-Product Intermediaries and Inhibitors
95-964-F8	EPC	Granted	96932985.3	11-Sep-1996
Country:	Finland		871443	5-Jun-2002
Title:	Advanced Glycation End-Product Intermediaries and Inhibitors

A-3

95-964-F9	EPC	Granted	96932985.3	11-Sep-1996
Country:	France		871443	5-Jun-2002
Title:	Advanced Glycation End-Product Intermediaries and Inhibitors
95-964-G	ORD	Pending	9-512053	11-Sep-1996
Country:	Japan
Title:	In Vivo Nephropathy Of Glycated Albumins And Inhibition By Pyridorin (Pyridoxamine) And Aminoguanidine
95-964-G-D1	DIV	Granted	2004-334202	11-Sep-1996
Country:	Japan		3769003	10-Feb-2006
Title:	Advanced glycation end-product intermediaries and post-amadori inhibition
95-964-H	CIP	Granted	09/414877	8-Oct-1999
Country:	United States of America		6730686	4-May-2004
Title:	Methods for Inhibiting Oxidative Modification of Proteins
95-964-H1	ORD	Entered Na	US99/23702	8-Oct-1999
Country:	Patent Cooperation Treaty
Title:	In Vivo Nephropathy Of Glycated Albumins And Inhibition By Pyridorin (Pyridoxamine) And Aminoguanidine
95-964-J	PRO	Inactive	60/04276	14-Oct-1998
Country:	United States of America
Title:	In Vivo Nephropathy Of Glycated Albumins And Inhibition By Pyridorin (Pyridoxamine) And Aminoguanidine
95-964-J1	ORD	Granted	09/416915	13-Oct-1999
Country:	United States of America		6716858	6-Apr-2004
Title:	Methods for Inhibiting Diabetic Complications
95-964-K	ORD	Entered Na	US98/23743	9-Nov-1998
Country:	Patent Cooperation Treaty
Title:	In Vivo Nephropathy Of Glycated Albumins And Inhibition By Pyridorin (Pyridoxamine) And Aminoguanidine
95-964-L	CIP	Granted	09/422615	21-Oct-1999
Country:	United States of America		6740668	25-May-2004
Title:	Methods for Inhibiting Diabetic Complications
95-964-L1	ORD	Entered Na	US99/24611	21-Oct-1999
Country:	Patent Cooperation Treaty
Title:	In Vivo Nephropathy Of Glycated Albumins And Inhibition By Pyridorin (Pyridoxamine) And Aminoguanidine
95-964-L1-A	PCT	Granted	11274/00	21-Oct-1999
Country:	Australia		762030	2-Oct-2003
Title:	In Vivo Nephropathy of Glycated Albumins and Inhibition by Pyridorin (Pyridoxamine) and Aminoguanidine
95-964-L1-B	PCT	Granted	2347117	21-Oct-1999
Country:	Canada		2347117	24-Jan-2006
Title:	In Vivo Nephropathy of Glycated Albumins and Inhibition by Pyridorin (Pyridoxamine) and Aminoguanidine
95-964-L1-C	PCT	Granted	99955093.2	21-Oct-1999
Country:	European Patent Convention		1121121	4-Jun-2003
Title:	In Vivo Nephropathy of Glycated Albumins and Inhibition by Pyridorin (Pyridoxamine) and Aminoguanidine
95-964-L1-D	PCT	Pending	2000-576838	21-Oct-1999
Country:	Japan
Title:	In Vivo Nephropathy of Glycated Albumins and Inhibition by Pyridorin (Pyridoxamine) and Aminoguanidine
95-964-L1DE	EPC	Granted	69908630.2	21-Oct-1999
Country:	Germany		1121121	4-Jun-2003
Title:	In Vivo Nephropathy of Glycated Albumins and Inhibition by Pyridorin (Pyridoxamine) and Aminoguanidine
95-964-L1ES	EPC	Granted	99955093.2	21-Oct-1999
Country:	Spain		1121121	4-Jun-2003

A-4

Title:	In Vivo Nephropathy of Glycated Albumins and Inhibition by Pyridorin (Pyridoxamine) and Aminoguanidine
95-964-L1FR	EPC	Granted	99955093.2	21-Oct-1999
Country:	France		1121121	4-Jun-2003
Title:	In Vivo Nephropathy of Glycated Albumins and Inhibition by Pyridorin (Pyridoxamine) and Aminoguanidine
95-964-L1GB	EPC	Granted	99955093.2	21-Oct-1999
Country:	United Kingdom		1121121	4-Jun-2003
Title:	In Vivo Nephropathy of Glycated Albumins and Inhibition by Pyridorin (Pyridoxamine) and Aminoguanidine
95-964-L1IT	EPC	Granted	2003BE/2003	21-Oct-1999
Country:	Italy		1121121	4-Jun-2003
Title:	In Vivo Nephropathy of Glycated Albumins and Inhibition by Pyridorin (Pyridoxamine) and Aminoguanidine
95-964-L-CO	CON	Granted	10/355442	30-Jan-2003
Country:	United States of America		7030146	18-Apr-2006
Title:	Treatment of Diabetic Neuropathy
95-964-O	PRO	Inactive	60/127906	6-Apr-1999
Country:	United States of America
Title:	In Vivo Nephropathy Of Glycated Albumins And Inhibition By Pyridorin (Pyridoxamine) And Aminoguanidine
95-964-O1	CIP	Granted	09/544416	6-Apr-2000
Country:	United States of America		6436969	20-Aug-2002
Title:	Dialysis Solutions and Methods
95-964-OlCO	CON	Published	10/193485	11-Jul-2002
Country:	United States of America
Title:	Dialysis Solutions and Methods
95-964-O2	ORD	Entered Na	US00/09241	6-Apr-2000
Country:	Patent Cooperation Treaty
Title:	In Vivo Nephropathy Of Glycated Albumins And Inhibition By Pyridorin (Pyridoxamine) And Aminoguanidine
95-964-O2CA	PCT	Granted	2360311	6-Apr-2000
Country:	Canada		2360311	18-Mar-2003
Title:	Improved Dialysis Solutions and Methods
95-964-T	ORD	Pending	2000-521074	9-Nov-1998
Country:	Japan
Title:	In Vivo Nephropathy Of Glycated Albumins And Inhibition By Pyridorin (Pyridoxamine) And Aminoguanidine
98-590-A	PRO	Inactive	60/103795	9-Oct-1998
Country:	United States of America
Title:	Pyridoxamine Inhibits Chemical Modification of Proteins by Lipid Peroxidation Reactions
98-605-A	PRO	Inactive	60/105182	22-Oct-1998
Country:	United States of America
Title:	Pyridorin Preserves Renal Function And Corrects Dyslipidemia And Redox Imbalances In STZ-Diabetic Rats

00-1168	PRO	Inactive	60/245630	2-Nov-2000
Country:	United States of America
Title:	Use of Pyridoxamine for the Treatment for Morbid Obesity
00-1168-A	PRO	Inactive	60/315789	29-Aug-2001

A-5

Country:	United States of America
Title:	Use of Pyridoxamine to Treat or Prevent Syndrome X
00-1168-C-EP	PCT	Published	1992569.2	2-Nov-2001
Country:	European Patent Convention
Title:	Use Of Pyridoxamine For The Treatment And Inhibition Of Obesity-Related Complications
03-633	PRO	Inactive	60/480032	20-Jun-2003
Country:	United States of America
Title:	Pyridoxamine For The Treatment Of Diabetic Kidney Disease
03-633-A	PRO	Inactive	60/562062	14-Apr-2004
Country:	United States of America
Title:	Pyridoxamine For The Treatment Of Diabetic Kidney Disease
03-633-CA	PCT	Pending	2529538	14-Feb-2006
Country:	Canada
Title:	Pyridoxamine For The Treatment Of Diabetic Kidney Disease
03-633-EP	PCT	Published	4755763.2	13-Jan-2006
Country:	European Patent Convention
Title:	Pyridoxamine For The Treatment Of Diabetic Kidney Disease
03-633-PCT	ORD	Entered Na	US04/019808	18-Jun-2004
Country:	Patent Cooperation Treaty
Title:	Pyridoxamine For The Treatment Of Diabetic Kidney Disease
03-633-US	ORD	Published	10/871224	18-Jun-2004
Country:	United States of America
Title:	Pyridoxamine For The Treatment Of Diabetic Kidney Disease
04-069	PRO	Inactive	60/543115	9-Feb-2004
Country:	United States of America
Title:	Methods For The Synthesis Of Pyridoxamine
04-069-PCT	ORD	Published	US05/03969	9-Feb-2005
Country:	Patent Cooperation Treaty
Title:	Methods For The Synthesis Of Pyridoxamine
04-069-US	ORD	Published	11/054527	9-Feb-2005
Country:	United States of America
Title:	Methods For The Synthesis Of Pyridoxamine

AGE - Inhibitor Patent Rights

Case #/	Case Type	Status	App Number	App Date
SubCase			Pat Number	Iss Date

01-1076	PRO	Inactive	60/407465	30-Aug-2002
Country:	United States of America
Title:	Inhibitors of Post-Amadori Advanced Glycation End Products
01-1076-CA	PCT	Pending	2496452	29-Aug-2003

A-6

Country:	Canada
Title:	Inhibitors of Post-Amadori Advanced Glycation End Products
01-1076-EP	PCT	Published	3749247.7	29-Aug-2003
Country:	European Patent Convention
Title:	Inhibitors of Post-Amadori Advanced Glycation End Products
01-1076-JP	PCT	Published	2004-531977	25-Feb-2005
Country:	Japan
Title:	Inhibitors of Post-Amadori Advanced Glycation End Products
01-1076-MX	PCT	Pending	2005002331	28-Feb-2005
Country:	Mexico
Title:	Inhibitors of Post-Amadori Advanced Glycation End Products
01-1076-PCT	ORD	Entered Na	US03/027200	29-Aug-2003
Country:	Patent Cooperation Treaty
Title:	Inhibitors of Post-Amadori Advanced Glycation End Products
01-1076-US	ORD	Published	10/651481	29-Aug-2003
Country:	United States of America
Title:	Inhibitors of Post-Amadori Advanced Glycation End Products
06-093	PRO	Unfiled
Country:	United States of America
Title:	Inhibitors Of Post-Amadori Advanced Glycation End-Products

AGE - Inhibitor Patent Rights (Dimers)

Case #/	Case Type	Status	App Number	App Date
SubCase			Pat Number	Iss Date

95-964-M	PRO	Inactive	60/123011	5-Mar-1999
Country:	United States of America
Title:	In Vivo Nephropathy Of Glycated Albumins And Inhibition By Pyridorin (Pyridoxamine) And Aminoguanidine
95-964-M1	RCE	Granted	09/518308	3-Mar-2000
Country:	United States of America	6342500	37285
Title:	In Vivo Nephropathy Of Glycated Albumins And Inhibition By Pyridorin (Pyridoxamine) And Aminoguanidine
95-964-M1-A	CON	Granted	10/085787	19-0ct-2001
Country:	United States of America	6610852	37859
Title:	Novel Post-Amadori Inhibitors of Advanced Glycation Reactions
95-964-M2	ORD	Entered Na	US00/05653	3-Mar-2000
Country:	Patent Cooperation Treaty
Title:	In Vivo Nephropathy Of Glycated Albumins And Inhibition By Pyridorin (Pyridoxamine) And Aminoguanidine

A-7